NorthWestern Reports Third Quarter 2012 Financial Results
October 24, 2012

NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

Reports loss per share of $0.10 for quarter
Guidance for 2012 of $2.30 - $2.40 per fully diluted share (adjusted for non-GAAP items)
Announced a quarterly dividend of $0.37 per share, payable December 31, 2012

SIOUX FALLS, S.D. - October 24, 2012 - NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the quarter ended September 30, 2012. Net loss was $3.8 million, or $(0.10) per fully diluted share, for the quarter ended September 30, 2012, compared with net income of $14.9 million, or $0.41 per fully diluted share, for the quarter ended September 30, 2011.

“Our core business continues to perform to expectations. However, we recorded a quarterly loss as a result of two previously-disclosed items: our decision to shelve the Mountain States Transmission Intertie project and the unfavorable, although non-binding, decision by a FERC administrative law judge regarding the allocation of costs at our Dave Gates Generating Station,” said Bob Rowe. “We are disappointed with these items' effect on our quarterly results. Our focus is to remain committed to funding our distribution improvement plan and transmission infrastructure improvements while we seek additional regulated energy supply resources to provide our customers long-term price stability and resource adequacy.”

Significant items during third quarter of 2012

•
A pre-tax charge of approximately $24 million in the third quarter of 2012 for the impairment of substantially all of the capitalized preliminary survey and investigative costs associated with the Mountain States Transmission Intertie (MSTI) project.

•
Received a non-binding initial decision made by a FERC Administrative Law Judge (ALJ) concerning the allocation of costs at our Dave Gates Generating Station (DGGS), which concluded that NorthWestern should recover only approximately 4.4% of revenues from FERC jurisdictional customers, resulting in a deferral of $11.4 million of revenues. NorthWestern plans to appeal this decision through customary channels.

•	Closed on $90 million of First Mortgage Bonds at 4.15% and $60 million of First Mortgage Bonds at 4.30%, maturing in 2042 and 2052, respectively.

•
Completed the purchase of natural gas production interests in northern Montana's Bear Paw Basin for approximately $19.5 million. The purchase also includes a 75% interest in the Lodge Creek and Willow Creek Gas Gathering Systems.

NorthWestern Reports Third Quarter 2012 Financial Results
October 24, 2012

•
Filed with the Montana Public Service Commission a request to increase natural gas rates by $15.7 million to account for investments in its natural gas transmission, distribution and storage systems and to implement pipeline integrity and infrastructure improvements, as well as cover increased expenses.

NorthWestern Reports Third Quarter 2012 Financial Results
October 24, 2012

Summary Financial Results
The following table reconciles the primary changes from 2011 to 2012:

	Three Months Ended			Nine Months Ended
	Pre-tax	Net	EPS	Pre-tax	Net	EPS
	Income	Income(1)	Diluted	Income	Income(1)	Diluted

2011 reported	$15.5	$14.9	$0.41	$67.7	$58.4	$1.60

Gross Margin
DGGS	(9.6)	(5.9)	(0.16)	(4.6)	(2.8)	(0.08)
Natural gas retail volumes	(0.3)	(0.2)	(0.01)	(6.3)	(3.9)	(0.11)
Electric retail volumes	3.8	2.3	0.06	(0.4)	(0.2)	(0.01)
Operating expenses recovered in trackers	1.4	0.9	0.02	1.4	0.9	0.02
Montana property tax tracker	1.4	0.9	0.02	2.4	1.5	0.04
South Dakota natural gas rate increase	0.3	0.2	0.01	1.3	0.8	0.02
Gas production		—	—	(0.8)	(0.5)	(0.01)
DSM lost revenues		—	—	5.1	3.1	0.08
Transmission capacity		—	—	1.4	0.9	0.02
Other	(0.1)	(0.1)	—	(1.4)	(0.9)	(0.02)
Subtotal - Gross Margin	(3.1)	(1.9)	(0.06)	(1.9)	(1.1)	(0.05)
OG&A Expense
Operating and maintenance	—	—	—	2.3	1.4	0.04
Insurance settlements and recoveries	2.3	1.4	0.04	1.4	0.9	0.02
Labor	1.6	1.0	0.03	1.1	0.7	0.02
Abandoned gas transmission project	0.8	0.5	0.01	0.8	0.5	0.01
Bad debt expense	—	—	—	1.0	0.6	0.02
Plant operator costs	—	—	—	0.7	0.4	0.01
Operating expenses recovered in energy supply trackers	(1.4)	(0.9)	(0.02)	—	—	—
Other	(0.1)	(0.1)	—	0.3	0.2	0.01
Subtotal - OG&A Expense	3.2	1.9	0.06	7.6	4.7	0.13
Other
MSTI impairment	(24)	(14.8)	(0.4)	(24)	(14.8)	(0.4)
Depreciation expense	(1.3)	(0.8)	(0.02)	(3.8)	(2.3)	(0.06)
Property and other taxes	(2.2)	(1.4)	(0.04)	(5.8)	(3.6)	(0.1)
Interest Expense	(1)	(0.6)	(0.02)	1.1	0.7	0.02
Other Income	0.6	0.4	0.01	0.9	0.6	0.02
Items related to income tax
Prior year permanent return to accrual adjustments		1.9	0.05		4.5	0.12
Flow-through repairs deductions		(1.4)	(0.04)		0.8	0.02
Flow-through of state bonus depreciation deduction		(0.9)	(0.02)		(2.3)	(0.06)
Recognition of state net operating loss benefit/valuation allowance release		0.1	—		(2.3)	(0.06)
State income tax and other, net		(0.2)	(0.01)		(2.5)	(0.07)
All other, net	(0.1)	(1)	$(0.02)	(0.1)	(1.1)	$(0.03)

Total EPS impact of above items			(0.51)			(0.52)

2012 reported	$(12.4)	$(3.8)	$(0.1)	$41.7	$39.7	$1.08
(1) Income Tax Benefit (Expense) calculation on reconciling items assumes normal effective tax rate of 38.5%.

For more information see www.northwesternenergy.com/documents/investor/Q312.pdf

NorthWestern Reports Third Quarter 2012 Financial Results
October 24, 2012

Significant Drivers

Gross Margin

Consolidated gross margin for the third quarter of 2012 was $142.9 million compared with $146.0 million for same period of 2011. Consolidated gross margin decreased $3.1 million primarily due to the $11.4 million deferral of DGGS FERC related revenue, offset in part by higher DGGS retail revenues due to the regulatory treatment of bonus depreciation by the Montana Public Service Commission.

This decrease was partly offset by the following improvements:

•	Warmer summer weather increasing electric customer usage for cooling during the third quarter of 2012;

•	Higher revenues for operating expenses recovered in trackers, primarily related to customer efficiency programs and environmental remediation costs; and

•	An increase in Montana property taxes included in a tracker as compared to the same period in 2011.

Consolidated gross margin for the nine months ended September 30, 2012 was $461.6 million compared with $463.5 million for same period of 2011.

Operating, General and Administrative Expenses

Consolidated operating, general and administrative expenses were $63.1 million for the quarter ended September 30, 2012 as compared with $66.3 million during the same period of 2011. The decrease in operating, general and administrative expenses of $3.2 million was primarily due to lower insurance settlements as 2011 results included an increase of $2.3 million related to a settlement with a former employee and the write-off of an abandoned gas transmission project due to the pursuit of a more cost effective solution, as well as decreased labor costs primarily due to a lower incentive accrual, offset in part by compensation increases and a higher number of employees.

These decreases were offset in part by higher operating expenses primarily related to costs incurred for customer efficiency programs, which are recovered from customers through supply trackers and have no impact on operating income.

Consolidated operating, general and administrative expenses were $195.7 million for the nine months ended September 30, 2012 as compared with $203.3 million during the same period of 2011.

MSTI

We recorded a pre-tax charge of approximately $24 million in the third quarter of 2012 for the impairment of substantially all of the capitalized preliminary survey and investigative costs associated with MSTI.

Property and Other Taxes

Consolidated property and other taxes were $24.8 million for the quarter ended September 30, 2012 as compared with $22.6 million during the same period of 2011. This increase was due primarily to higher assessed property valuations in Montana and plant additions. The higher

NorthWestern Reports Third Quarter 2012 Financial Results
October 24, 2012

assessed property valuations are primarily due to a lower capitalization rate used by the Montana Department of Revenue.

Consolidated property and other taxes were $74.4 million for the nine months ended September 30, 2012 as compared with $68.5 million during the same period of 2011.

Depreciation Expense

Consolidated depreciation expense was $26.5 million for the three months ended September 30, 2012 as compared with $25.2 million during the same period of 2011. This increase was due primarily to plant additions.

Consolidated depreciation expense was $79.4 million for the nine months ended September 30, 2012 as compared with $75.6 million during the same period of 2011.

Interest Expense

Consolidated interest expense was $17.7 million for the quarter ended September 30, 2012 as compared with $16.7 million during the same period of 2011. This increase was primarily due to an increase in debt outstanding and interest accrued on DGGS deferred revenues, partially offset by higher capitalization of AFUDC.

Consolidated interest expense was $49.6 million for the nine months ended September 30, 2012 as compared with $50.7 million during the same period of 2011.

Income Tax Expense

Consolidated income tax benefit in the third quarter of 2012 was $8.6 million as compared with $0.6 million income tax expense in same period of 2011. The effective tax rate for the three months ended September 30, 2012 was (69.5)% (a tax benefit) as compared with 4.1% for the same period of 2011. The decrease in income tax expense for the third quarter of 2012 was primarily due to lower taxable income. The effective tax rate differs from the federal statutory tax rate of 35.0% primarily due to repairs and state tax bonus depreciation deductions.

Consolidated income tax expense for the nine months ended September 30, 2012 was $2.0 million as compared with $9.3 million in same period of 2011. The effective tax rate for the nine months ended September 30, 2012 was 4.8% as compared with 13.7% for the same period of 2011.

NorthWestern Reports Third Quarter 2012 Financial Results
October 24, 2012

The following table summarizes the significant differences from the Federal statutory rate, which result in reduced income tax expense:

	Three Months Ended September 30,		Nine Months Ended September 30,
	(in millions)
	2012	2011	2012	2011
Income Before Income Taxes	(12.4)	15.5	41.7	67.7

Income tax calculated at 35% federal statutory rate	4.3	(5.4)	(14.6)	(23.7)

Permanent or flow through adjustments:
Prior year permanent return to accrual adjustments	1.9	—	1.9	(2.6)
Flow-through repairs deductions	1.8	3.2	9.5	8.7
Flow-through of state bonus depreciation deduction	0.3	1.2	2.2	4.5
Recognition of state net operating loss benefit/valuation allowance release	0.1	—	0.1	2.4
State income tax and other, net	0.2	0.4	(1.1)	1.4
	4.3	4.8	12.6	14.4

Income tax benefit (expense)	8.6	(0.6)	(2.0)	(9.3)

Regulated Operations

In the regulated operations for the three months ended September 30, 2012, electric gross margin declined by $2.7 million, due primarily to the revenue deferral related to the initial decision of the FERC ALJ concerning DGGS cost allocation offset in part by higher DGGS retail revenues due to regulatory treatment of bonus depreciation and higher volumes due to warmer summer weather. Natural gas gross margin declined by $0.4 million, due primarily to reduced volumes driven by lower customer usage.

For the nine months ended September 30, 2012, in the regulated operations, electric gross margin improved by $5.4 million, and natural gas gross margin declined by $7.2 million.

Liquidity and Capital Resources

As of September 30, 2012, cash and cash equivalents were compared with $5.9 million at December 31, 2011. The Company had $294.0 million available from its revolving credit facility at September 30, 2012, compared with $130.1 million at December 31, 2011.

Dividend Declaration

NorthWestern's Board of Directors declared a quarterly common stock dividend of $0.37 per share, payable December 31, 2012, to common shareholders of record as of December 14, 2012.

Significant Items Not Contemplated in 2012 Guidance

A reconciliation of items not factored into our 2012 earnings guidance of $2.30 to $2.40 per fully diluted earnings per share is as follows (net of tax). The amount calculated below represents a non-GAAP

NorthWestern Reports Third Quarter 2012 Financial Results
October 24, 2012

measure that may provide users of this financial information with additional meaningful information regarding the impact of certain items on the Company's expected earnings. The Company believes the following presentation is more representative of our ongoing earnings than the estimated GAAP EPS, also represented below. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the reported operating results or cash flows from operations or any other measure of performance prepared in accordance with GAAP. In addition, the presentation of these measures may not be comparable to similarly titled measures other companies use.

2012	Actual	Actual	Actual	est. low	est. high	Low	High
	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q4 2012	2012	2012

Reported EPS	$0.88	$0.31	$(0.10)	$0.71	$0.81	$1.80	$1.90

Non-GAAP Adjustments:

Weather	0.09	0.05	(0.06)	—	—	0.08	0.08
Release of DGGS deferral	(0.05)	—	—	—	—	(0.05)	(0.05)
Lost revenue recovery related to 2010/2011	—	(0.05)	—	—	—	(0.05)	(0.05)
FERC ALJ Decision related to 2011	—	—	0.12	—	—	0.12	0.12
MSTI write-off	—	—	0.40	—	—	0.40	0.40
Adjusted EPS	$0.92	$0.31	$0.36	$0.71	$0.81	$2.30	$2.40

2012 Earnings Outlook

NorthWestern expects its 2012 earnings, as adjusted above, for 2012 to be $2.30 - $2.40 per fully diluted share.

Basic assumptions include the following expectations:

•	DGGS cost allocation methodology consistent with the Initial Decision, excluding the 2011 effect of the Initial Decision;

•
Excludes any potential effect of an arbitration decision in the Colstrip Energy Limited Partnership (CELP) matter, which is expected in the fourth quarter of 2012. The Company currently estimates that, if CELP prevailed entirely, we could be required to increase our QF liability by approximately $30 million. If we prevailed entirely, we could reduce our QF liability by up to $52 million.

•	Fully diluted average shares outstanding of 37.1 million for 2012; and

•	Normal weather in the Company's electric and natural gas service territories for the fourth quarter of 2012.

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call today at 4:00 pm Eastern Time to review its financial results for the quarter and the nine months ended September 30, 2012.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at 6:00 p.m. ET on October 24, 2012, through

NorthWestern Reports Third Quarter 2012 Financial Results
October 24, 2012

November 23, 2012, at (888) 203-1112 access code 3754155.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 668,300 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2012 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•
potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material effect on our liquidity, results of operations and financial condition;

•
changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measure

This press release includes financial information prepared in accordance with GAAP, as well as other financial measures, Gross Margin, and adjusted EPS, that is considered a “non-GAAP financial measure.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. The presentation of Gross Margin is intended to supplement investors' understanding of our operating performance. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Our Gross Margin measure may not be comparable to other companies' Gross Margin

NorthWestern Reports Third Quarter 2012 Financial Results
October 24, 2012

measure. Furthermore, this measure is not intended to replace operating income as determined in accordance with GAAP as an indicator of operating performance.

NorthWestern Reports Third Quarter 2012 Financial Results
October 24, 2012

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
 (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues
Electric	$202,485	$206,613	$605,716	$602,024
Gas	32,965	37,067	182,812	230,971
Other	416	361	1,041	1,112
Total Revenues	235,866	244,041	789,569	834,107
Operating Expenses
Cost of sales	93,061	98,045	327,884	370,523
Operating, general and administrative	63,056	66,332	195,725	203,254
Mountain States Transmission Intertie impairment	24,039	—	24,039	—
Property and other taxes	24,796	22,605	74,395	68,551
Depreciation	26,505	25,181	79,364	75,562
Total Operating Expenses	231,457	212,163	701,407	717,890
Operating Income	4,409	31,878	88,162	116,217
Interest Expense, net	(17,743)	(16,694)	(49,598)	(50,737)
Other Income	974	346	3,134	2,257
(Loss) Income Before Income Taxes	(12,360)	15,530	41,698	67,737
Income Tax Benefit (Expense)	8,588	(635)	(1,989)	(9,297)
Net (Loss) Income	$(3,772)	$14,895	$39,709	$58,440
Average Common Shares Outstanding	37,201	36,262	36,723	36,254
Basic (Loss) Earnings per Average Common Share	$(0.10)	$0.41	$1.09	$1.61
Diluted (Loss) Earnings per Average Common Share	$(0.10)	$0.41	$1.08	$1.60
Dividends Declared per Average Common Share	$0.37	$0.36	$1.11	$1.08

NorthWestern Reports Third Quarter 2012 Financial Results
October 24, 2012

NORTHWESTERN CORPORATION
CONSOLIDATED BALANCE SHEETS
 (Unaudited)
(in thousands)

	September 30, 2012	December 31, 2011

ASSETS
Current Assets	$287,124	$290,199
Property, Plant, and Equipment, Net	2,319,173	2,213,267
Goodwill	355,128	355,128
Regulatory Assets	320,956	308,804
Other Noncurrent Assets	24,565	43,040
Total Assets	$3,306,946	$3,210,438
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Maturities of Long-term Debt and Capital Leases	$1,585	$5,162
Commercial Paper	—	166,934
Current Liabilities	320,131	303,858
Long-term Capital Leases	31,979	32,918
Long-term Debt	1,055,067	905,049
Noncurrent Regulatory Liabilities	273,744	265,987
Deferred Income Taxes	339,851	282,406
Other Noncurrent Liabilities	395,770	389,012
Total Liabilities	2,418,127	2,351,326
Total Shareholders' Equity	888,819	859,112
Total Liabilities and Shareholders' Equity	$3,306,946	$3,210,438

NORTHWESTERN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2012	2011
Operating Activities
Net income	$39,709	$58,440
Non-cash items	123,995	109,325
Changes in operating assets and liabilities	58,924	42,740
Cash Provided by Operating Activities		210,505

Cash Used in Investing Activities	(175,981)	(124,275)

Cash Used In Financing Activities	(34,379)	(86,470)

Net Increase (Decrease) in Cash and Cash Equivalents		(240)
Cash and Cash Equivalents, beginning of period	5,928	6,234
Cash and Cash Equivalents, end of period		$5,994

NorthWestern Reports Third Quarter 2012 Financial Results
October 24, 2012

NORTHWESTERN CORPORATION
REGULATED ELECTRIC SEGMENT
Three Months Ended September 30,
(Unaudited)

	Results
	2012	2011	Change	% Change
	(dollars in millions)
Retail revenues	$203.3	$189.2	$14.1	7.5%
Regulatory amortization	(5.2)	2.0	(7.2)	(360.0)%
Total retail revenues	198.1	191.2	6.9	3.6%
Transmission	11.6	11.5	0.1	0.9%
Ancillary services	(9.2)	2.2	(11.4)	(518.2)%
Wholesale	0.8	0.4	0.4	100.0%
Other	1.2	1.3	(0.1)	(7.7)%
Total Revenues	$202.5	$206.6	$(4.1)	(2.0)%
Total Cost of Sales	83.8	85.2	(1.4)	(1.6)%
Gross Margin	$118.7	$121.4	$(2.7)	(2.2)%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2012	2011	2012	2011	2012	2011
	(in thousands)
Retail Electric
Montana	$63,951	$58,531	587	552	273,130	271,073
South Dakota	13,947	12,858	158	150	48,940	48,664
Residential	77,898	71,389	745	702	322,070	319,737
Montana	83,605	79,634	867	840	62,179	61,623
South Dakota	19,643	18,076	259	250	12,235	12,054
Commercial	103,248	97,710	1,126	1,090	74,414	73,677
Industrial	10,011	8,961	806	718	74	73
Other	12,148	11,179	103	92	7,816	7,627
Total Retail Electric	$203,305	$189,239	2,780	2,602	404,374	401,114
Total Wholesale Electric	$781	$378	41	15	—	—

	Degree Days			2012 as compared with:
Heating Degree-Days	2012	2011	Historic Average	2011	Historic Average
Montana	244	235	367	4% colder	34% warmer
South Dakota	65	70	83	7% warmer	22% warmer

NorthWestern Reports Third Quarter 2012 Financial Results
October 24, 2012

NORTHWESTERN CORPORATION
REGULATED ELECTRIC SEGMENT
Nine Months Ended September 30,
(Unaudited)

	Results
	2012	2011	Change	% Change
	(dollars in millions)
Retail revenues	$561.9	$552.4	$9.5	1.7%
Regulatory amortization	10.8	6.0	4.8	80.0%
Total retail revenues	572.7	558.4	14.3	2.6%
Transmission	33.7	32.3	1.4	4.3%
Ancillary services	(6.5)	5.3	(11.8)	(222.6)%
Wholesale	2.4	1.5	0.9	60.0%
Regulatory amortization and other	3.4	4.5	(1.1)	(24.4)%
Total Revenues	$605.7	$602.0	$3.7	0.6%
Total Cost of Sales	244.9	246.6	(1.7)	(0.7)%
Gross Margin	$360.8	$355.4	$5.4	1.5%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2012	2011	2012	2011	2012	2011
	(in thousands)
Retail Electric
Montana	$188,768	$187,856	1,749	1,786	273,711	271,975
South Dakota	36,993	36,556	424	448	48,887	48,660
Residential	225,761	224,412	2,173	2,234	322,598	320,635
Montana	230,498	228,556	2,416	2,407	62,046	61,516
South Dakota	52,887	49,748	712	702	12,116	11,938
Commercial	283,385	278,304	3,128	3,109	74,162	73,454
Industrial	28,185	27,723	2,217	2,113	74	72
Other	24,600	21,936	178	150	6,101	5,953
Total Retail Electric	$561,931	$552,375	7,696	7,606	402,935	400,114
Total Wholesale Electric	$2,382	$1,507	137	88	—	—

	Degree Days			2012 as compared with:
Heating Degree-Days	2012	2011	Historic Average	2011	Historic Average
Montana	4,488	5,235	5,007	14% warmer	10% warmer
South Dakota	4,375	6,211	5,683	30% warmer	23% warmer

NorthWestern Reports Third Quarter 2012 Financial Results
October 24, 2012

NORTHWESTERN CORPORATION
REGULATED NATURAL GAS SEGMENT
Three Months Ended September 30,
(Unaudited)

	Results
	2012	2011	Change	% Change
	(dollars in millions)
Retail revenues	$19.9	$23.7	$(3.8)	(16.0)%
Regulatory amortization	5.1	5.2	(0.1)	(1.9)
Total retail revenues	25.0	28.9	(3.9)	(13.5)
Wholesale and other	8.0	8.1	(0.1)	(1.2)
Total Revenues	33.0	37.0	(4.0)	(10.8)
Total Cost of Sales	9.2	12.8	(3.6)	(28.1)
Gross Margin	$23.8	$24.2	$(0.4)	(1.7)%

	Revenues		Dekatherms (Dkt)		Avg. Customer Counts
	2012	2011	2012	2011	2012	2011
	(in thousands)
Retail Gas
Montana	$8,795	$10,151	758	790	158,524	157,491
South Dakota	1,757	1,717	113	121	37,551	37,167
Nebraska	1,887	2,204	149	155	36,222	36,175
Residential	12,439	14,072	1,020	1,066	232,297	230,833
Montana	5,171	6,020	515	525	22,181	22,024
South Dakota	1,130	1,462	171	199	5,931	5,854
Nebraska	985	1,883	187	289	4,517	4,528
Commercial	7,286	9,365	873	1,013	32,629	32,406
Industrial	93	136	10	13	269	275
Other	68	82	8	8	150	147
Total Retail Gas	$19,886	$23,655	1,911	2,100	265,345	263,661

	Degree Days			2012 as compared with:
Heating Degree-Days	2012	2011	Historic Average	2011	Historic Average
Montana	244	235	367	4% colder	34% warmer
South Dakota	65	70	83	7% warmer	22% warmer
Nebraska	27	49	46	45% warmer	41% warmer

NorthWestern Reports Third Quarter 2012 Financial Results
October 24, 2012

NORTHWESTERN CORPORATION
REGULATED NATURAL GAS SEGMENT
Nine Months Ended September 30,
(Unaudited)

	Results
	2012	2011	Change	% Change
	(dollars in millions)
Retail revenues	$150.0	$199.4	$(49.4)	(24.8)%
Regulatory amortization	7.3	(0.8)	8.1	(1,012.5)
Total retail revenues	157.3	198.6	(41.3)	(20.8)
Wholesale and other	25.5	32.3	(6.8)	(21.1)
Total Revenues	182.8	230.9	(48.1)	(20.8)
Total Cost of Sales	83.0	123.9	(40.9)	(33.0)
Gross Margin	$99.8	$107.0	$(7.2)	(6.7)%

	Revenue		Dekatherms (Dkt)		Avg. Customer Counts
	2012	2011	2012	2011	2012	2011
	(in thousands)
Retail Gas
Montana	$67,049	$85,553	7,656	8,883	159,316	158,457
South Dakota	15,447	20,589	1,709	2,333	37,792	37,388
Nebraska	14,234	18,571	1,578	2,038	36,520	36,525
Residential	96,730	124,713	10,943	13,254	233,628	232,370
Montana	34,409	44,543	4,004	4,667	22,329	22,188
South Dakota	9,656	14,742	1,545	2,107	5,961	5,899
Nebraska	7,880	13,591	1,279	2,143	4,571	4,577
Commercial	51,945	72,876	6,828	8,917	32,861	32,664
Industrial	672	1,055	80	115	273	279
Other	641	763	85	93	150	146
Total Retail Gas	$149,988	$199,407	17,936	22,379	266,912	265,459

	Degree Days			2012 as compared with:
Heating Degree-Days	2012	2011	Historic Average	2011	Historic Average
Montana	4,488	5,235	5,007	14% warmer	10% warmer
South Dakota	4,375	6,211	5,683	30% warmer	23% warmer
Nebraska	3,611	4,847	4,684	26% warmer	23% warmer

NorthWestern Reports Third Quarter 2012 Financial Results
October 24, 2012

NORTHWESTERN CORPORATION
THIRD QUARTER SEGMENT RESULTS
(Unaudited)
(in thousands)

Three Months Ended
September 30, 2012	Electric	Gas	Other	Eliminations	Total
Operating revenues	$202,485	$32,965	$416	$—	$235,866
Cost of sales	83,814	9,247	—	—	93,061
Gross margin	118,671	23,718	416	—	142,805
Operating, general and administrative	44,711	17,452	893	—	63,056
MSTI impairment	24,039	—	—	—	24,039
Property and other taxes	18,621	6,172	3	—	24,796
Depreciation	21,636	4,860	9	—	26,505
Operating income (loss)	9,664	(4,766)	(489)	—	4,409
Interest expense	(15,181)	(2,363)	(199)	—	(17,743)
Other income	405	541	28	—	974
Income tax benefit (expense)	5,762	3,102	(276)	—	8,588
Net income (loss)	$650	$(3,486)	$(936)	$—	$(3,772)

Three Months Ended
September 30, 2011	Electric	Gas	Other	Eliminations	Total
Operating revenues	$206,613	$37,067	$361	$—	$244,041
Cost of sales	85,221	12,824	—	—	98,045
Gross margin	121,392	24,243	361	—	145,996
Operating, general and administrative	45,607	19,979	746	—	66,332
Property and other taxes	16,894	5,708	3	—	22,605
Depreciation	20,465	4,708	8	—	25,181
Operating income (loss)	38,426	(6,152)	(396)	—	31,878
Interest expense	(13,661)	(2,711)	(322)	—	(16,694)
Other income	86	232	28	—	346
Income tax (expense) benefit	(3,407)	3,016	(244)	—	(635)
Net income (loss)	$21,444	$(5,615)	$(934)	$—	$14,895

NorthWestern Reports Third Quarter 2012 Financial Results
October 24, 2012

Nine Months Ended
September 30, 2012	Electric	Gas	Other	Eliminations	Total
Operating revenues	$605,716	$182,812	$1,041	$—	$789,569
Cost of sales	244,902	82,982	—	—	327,884
Gross margin	360,814	99,830	1,041	—	461,685
Operating, general and administrative	137,753	55,397	2,575	—	195,725
MSTI impairment	24,039	—	—	—	24,039
Property and other taxes	55,628	18,759	8	—	74,395
Depreciation	64,770	14,569	25	—	79,364
Operating income (loss)	78,624	11,105	(1,567)	—	88,162
Interest expense	(42,257)	(6,660)	(681)	—	(49,598)
Other income	1,818	1,235	81	—	3,134
Income tax (expense) benefit	(3,322)	522	811	—	(1,989)
Net income (loss)	$34,863	$6,202	$(1,356)	$—	$39,709

Nine Months Ended
September 30, 2011	Electric	Gas	Other	Eliminations	Total
Operating revenues	$602,024	$230,971	$1,112	$—	$834,107
Cost of sales	246,592	123,931	—	—	370,523
Gross margin	355,432	107,040	1,112	—	463,584
Operating, general and administrative	140,267	60,651	2,336	—	203,254
Property and other taxes	50,937	17,606	8	—	68,551
Depreciation	61,205	14,332	25	—	75,562
Operating income (loss)	103,023	14,451	(1,257)	—	116,217
Interest expense	(40,877)	(8,105)	(1,755)	—	(50,737)
Other income	1,425	751	81	—	2,257
Income tax (expense) benefit	(10,998)	(1,228)	2,929	—	(9,297)
Net income (loss)	$52,573	$5,869	$(2)	$—	$58,440